UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2015

STEINER LEISURE LIMITED

(Exact name of registrant as specified in its charter)

Commonwealth of The Bahamas	0-28972	98-0164731
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 104A, Saffrey Square

P.O. Box N-9306

Nassau, The Bahamas

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (242) 356-0006

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On August 20, 2015, Steiner Leisure Limited, an international business company incorporated under the laws of the Commonwealth of The Bahamas (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Nemo Parent, Inc., an international business company incorporated under the laws of the Commonwealth of The Bahamas (“Parent”), and Nemo Merger Sub, Inc., an international business company incorporated under the laws of the Commonwealth of The Bahamas and a wholly-owned subsidiary of Parent (“Merger Sub”), providing for the merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly-owned subsidiary of Parent.

At the effective time of the Merger, each common share, par value $0.01 per share, of the Company (“Company Common Shares”), issued and outstanding immediately prior to the effective time of the Merger (the “Effective Time”), other than Company Common Shares held by Parent, Merger Sub or the Company or any of their respective direct or indirect wholly-owned subsidiaries, will be converted into the right to receive $65.00 in cash (the “Merger Consideration”), without interest. At the Effective Time, all Company Common Shares will no longer be outstanding and all Company Common Shares will be cancelled and retired and will cease to exist except Company Common Shares held by a holder who has properly exercised dissenters’ rights with respect to such Company Common Shares in accordance with Section 83 of the International Business Companies Act, 2000, as amended, of the Commonwealth of The Bahamas.

Pursuant to the Merger Agreement, each option to purchase Company Common Shares granted under the Company’s compensation plans that is outstanding immediately prior to the Effective Time, will, as of the Effective Time, without regard to the level of achievement of any applicable performance goals or targets, become fully vested and will be cancelled and converted into the right to receive an amount in cash, without interest, equal to the product of (i) the aggregate number of Company Common Shares subject to such option and (ii) the excess, if any, of the Merger Consideration over the per share exercise price of such option. In addition, each award of restricted share units, performance share units or other rights with respect to Company Common Shares that is outstanding immediately prior to the Effective Time, with the level of achievement of any applicable performance goals or targets deemed to have been achieved at the lesser of 150% of the target level and the maximum level, will, as of the Effective Time, become fully vested, free of restrictions and will be cancelled and converted into the right to receive an amount in cash, without interest, equal to the product of (i) the aggregate number of Company Common Shares subject to such award and (ii) the Merger Consideration.

A special committee (the “Special Committee”) consisting solely of independent and disinterested members of the Company’s Board of Directors (the “Company Board”) unanimously determined that the transactions contemplated by the Merger Agreement, including the Merger, are fair to and in the best interests of the Company and its shareholders, and unanimously recommended that the Company Board adopt and declare advisable the Merger Agreement and the transactions contemplated therein, including the Merger, and that the Company Board recommend that the Company’s shareholders vote for the authorization, adoption and approval of the Merger Agreement.

The Company Board unanimously (i) determined that it is in the best interests of the Company and its shareholders, and declared it advisable, to enter into the Merger Agreement with Parent and Merger Sub, (ii) approved the execution, delivery and performance of the Merger Agreement and the consummation of the transactions contemplated thereby, including the Merger, and (iii) resolved, subject to the terms and conditions set forth in the Merger Agreement, to recommend authorization, adoption and approval of the Merger Agreement by the shareholders of the Company.

Shareholders of the Company will be asked to vote on the approval of the Merger Agreement at a special meeting of shareholders that will be held on a date to be announced. The closing of the Merger is subject to a approval by the affirmative vote (in person or by proxy) of the holders of a majority of the outstanding Company Common Shares entitled to vote thereon (the “Requisite Company Vote”). Consummation of the Merger is also subject to certain customary conditions, including, among others, (i) the absence of any law, injunction or similar order prohibiting or making illegal the consummation of the Merger, (ii) the expiration or earlier termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and (iii) the absence of a Company Material Adverse Effect. Each of Parent’s and Merger Sub’s obligation to consummate the Merger is also subject to a closing condition that the United States Department of Education (“DOE”) has not issued a written notice identifying any deficiencies precluding the DOE from issuing a Temporary Provisional Participation Agreement or a Provisional Program Participation Agreement to any of the Company’s schools. The Merger Agreement does not contain a financing condition.

The Merger Agreement provides that the parties will use reasonable best efforts to obtain certain education-related consents. As more fully described in the Merger Agreement, the closing may not occur prior to January 29, 2015 unless such education-related consents have been received prior to that time.

The Merger Agreement contains representations and warranties customary for transactions of this type. The Company has agreed to various customary covenants and agreements, including, among others, agreements to conduct its business in the ordinary course during the period between the execution of the Merger Agreement and the Effective Time, not to engage in certain kinds of transactions during this period, and to convene and hold a meeting of its shareholders for the purpose of obtaining the Requisite Company Vote.

Parent has obtained debt and equity financing commitments for the transactions contemplated by the Merger Agreement. Investment funds affiliated with Catterton (“Sponsor”) have committed to capitalize Parent, on or prior to the closing of the Merger, with an aggregate equity contribution in an amount up to $336 million subject to the terms and conditions set forth in an equity financing commitment letter, dated as of August 20, 2015.

GSO Capital Partners LP (the “Lender”) has committed to provide debt financing for the transaction, consisting of a $600.0 million senior secured term loan facility, on the terms and conditions set forth in a debt commitment letter, dated as of August 20, 2015, issued by the Lender. The obligations of the Lender to provide debt financing under the debt commitment letter are subject to customary conditions, including, without limitation, execution and delivery by the borrower and the guarantors of definitive documentation consistent with the debt commitment letter and the documentation standards specified therein.

Pursuant to the terms of a “go-shop” provision in the Merger Agreement, during the period beginning on the date of the Merger Agreement and continuing until 11:59 p.m. (New York, New York time) on October 6, 2015 (the “Solicitation Period End-Date”), the Company (acting under the direction of the Special Committee) and its representatives have the right to solicit, initiate, facilitate and encourage takeover proposals from third parties and provide non-public information to such third parties (pursuant to confidentiality agreements) and enter into and maintain discussions or negotiations with respect to takeover proposals or any other proposals that could reasonably be expected to lead to a takeover proposal. Following the Solicitation Period End-Date, the Company will become subject to customary “no-shop” restrictions on its, its subsidiaries’ and their respective representatives’ abilities to initiate, solicit or encourage takeover proposals from third parties and to provide information to, or participate in discussions or negotiations with, third parties regarding takeover proposals. However, the Company and its subsidiaries and their respective representatives may continue to engage in the foregoing activities with any third party that made a takeover proposal prior to the Solicitation Period End-Date that the Company Board or the Special Committee, if such committee still exists, has determined in good faith, after consultation with outside legal counsel and financial advisor, constitutes or could reasonably be expected to result in a Superior Proposal (as defined in the Merger Agreement) (each, an “Excluded Party”).

At any time prior to obtaining the Requisite Company Vote, the Company Board may change its recommendation (a “Company Adverse Recommendation Change”) and/or terminate the Merger Agreement (i) in response to an Intervening Event (as defined in the Merger Agreement) or (ii) in order to approve, and authorize the Company to enter into, a definitive agreement with respect to a Superior Proposal (as defined in the Merger Agreement) so long as (1) in the case of an Intervening Event or Superior Proposal, the Company Board or the Special Committee, if such committee still exists, concludes in good faith, after consultation with outside legal counsel, that the failure to take such actions would be reasonably likely to be inconsistent with its fiduciary duties, and (2) in the case of a Superior Proposal, such Superior Proposal did not result from a breach of the “go-shop” or “no-shop” provisions described above. However, prior to taking the actions described above, the Company Board or the Special Committee, if such committee still exists, must comply with certain notice provisions that provide Parent with a right to negotiate with the Company and modify the terms of the Merger Agreement. The foregoing is a summary of the “go shop” and “no shop” provisions, all of which are described in more detail in the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto, and such summary is qualified in its entirety by the full text of the Merger Agreement.

The Merger Agreement contains certain termination rights for the Company and Parent. Upon termination of the Merger Agreement in order for the Company to enter into a Superior Proposal (as defined in the Merger Agreement) with an Excluded Party prior to the Solicitation Period End-Date (subject to extension for Parent’s negotiation rights as set forth above), the Company will be required to pay Parent a termination fee of $13,000,000. If the termination fee becomes payable by the Company under any other circumstances, the amount of the termination fee will be $30,000,000. The Merger Agreement also provides that Parent will be required to pay the Company a termination fee of $55,000,000 if the Merger Agreement is terminated under certain circumstances because Parent and Merger Sub (i) fail to consummate the Merger when the Merger should occur pursuant to the Merger Agreement or (ii) breach any of their representations, warranties, covenants or other agreements contained in the Merger Agreement such that conditions to the consummation of the Merger would not be satisfied and Parent and Merger Sub fail to cure, if capable of being cured, such breach within a certain period.

In addition to the foregoing termination rights, and subject to certain limitations, either the Company or Parent may terminate the Merger Agreement if the Merger is not consummated by February 19, 2016.

An investment fund affiliated with Sponsor has provided the Company with a limited guarantee in favor of the Company, guaranteeing the payment obligations of Parent to the Company pursuant to certain financing covenants and termination fee provisions of the Merger Agreement, up to an amount not to exceed $60,000,000.

The Merger Agreement has been filed as an exhibit hereto to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company. In particular, the representations and warranties and/or covenants contained in the Merger Agreement were made only for the purposes of the Merger Agreement as of the specific dates therein, and were solely for the benefit of the parties to the Merger Agreement. The representations and warranties and/or covenants contained in the Merger Agreement may be subject to limitations agreed upon by the parties to the Merger Agreement and are qualified by information in confidential disclosure schedules provided in connection with the signing of the Merger Agreement. These confidential disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties and/or covenants set forth in the Merger Agreement. Moreover, certain representations and warranties and/or covenants contained in the Merger Agreement may be subject to a standard of materiality provided for in the Merger Agreement and have been used for the purpose of allocating risk among the parties, rather than establishing matters of fact. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties and/or covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and incorporated by reference herein.

Item 8.01.	Other Events.

On August 21, 2015, the Company and Catterton issued a joint press release announcing the proposed Merger. A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated by reference herein.

On August 21, 2015, the Company also engaged in various communications with employees and customers concerning the proposed Merger. Copies of those communications are filed as Exhibits 99.2, 99.3 and 99.4 hereto and are incorporated by reference herein.

Additional Information and Where to Find It

This filing may be deemed to be solicitation material in respect of the proposed acquisition of the Company by Sponsor and its affiliates. In connection with the proposed Merger, the Company will file with the Securities and Exchange Commission (the “SEC”) and furnish to the Company’s shareholders a proxy statement and other relevant documents. This filing does not constitute a solicitation of any vote or approval. BEFORE MAKING ANY VOTING DECISION, THE COMPANY’S SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER.

Investors will be able to obtain a free copy of the proxy statement, when available, and other relevant documents filed by the Company with the SEC at the SEC’s website at www.sec.gov. In addition, investors may obtain a free copy of the proxy statement, when available, and other relevant documents from the Company’s website at www.steinerleisure.com or by directing a request to: Steiner Leisure Limited, c/o Steiner Management Services, 770 S. Dixie Highway, Coral Gables, Florida 33146, Attn: Investor Relations, (305) 284-1417.

Participants in the Solicitation

The Company and its directors, executive officers and certain other members of management and employees of the Company may be deemed to be “participants” in the solicitation of proxies from the shareholders of the Company in connection with the proposed Merger. Information regarding the interests of the persons who may, under the rules of the SEC, be considered participants in the solicitation of the shareholders of the Company in connection with the proposed Merger, which may be different than those of the Company’s shareholders generally, will be set forth in the proxy statement and the other relevant documents to be filed with the SEC. Shareholders can find information about the Company and its directors and executive officers and their ownership of the Company’s common stock in the Company’s definitive proxy statement for its most recent annual meeting of shareholders, which was filed with the SEC on March 2, 2015, and in Forms 4 of directors and executive officers filed with the SEC subsequent to that date. Additional information regarding the interests of such individuals in the proposed acquisition of the Company will be included in the proxy statement relating to such acquisition when it is filed with the SEC. These documents may be obtained free of charge from the SEC’s website at www.sec.gov and the Company’s website at www.steinerleisure.com.

Forward-Looking Statements

Statements in this Current Report on Form 8-K and the exhibits furnished or filed herewith that relate to future results and events are forward-looking statements based on the Company’s current expectations. Actual results and events in future periods may differ materially from those expressed or implied by these forward-looking statements because of a number of risks, uncertainties and other factors. All statements other than statements of historical fact, including statements containing the words “estimates,” “believes,” “anticipates,” “plans,” “expects,” “will,” and similar expressions, are statements that could be deemed forward-looking statements. Risks, uncertainties and other factors include, but are not limited to: (i) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; (ii) the inability to complete the proposed Merger due to the failure to obtain shareholder approval for the proposed Merger or the failure to satisfy other conditions to completion of the proposed Merger, including the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the receipt of other required regulatory approvals; (iii) the failure to obtain the necessary financing arrangements as set forth in the debt and equity commitment letters delivered pursuant to the Merger Agreement, or the failure of the proposed Merger to close for any other reason; (iv) risks related to disruption of management’s attention from the Company’s ongoing business operations due to the transaction; (v) the outcome of any legal proceedings, regulatory proceedings or enforcement matters that may be instituted against the Company and others relating to the Merger Agreement; (vi) the risk that the pendency of the proposed

Merger disrupts current plans and operations and the potential difficulties in employee retention as a result of the pendency of the proposed Merger; (vii) the effect of the announcement of the proposed Merger on the Company’s relationships with its customers, operating results and business generally; and (viii) the amount of the costs, fees, expenses and charges related to the proposed Merger. Consider these factors carefully in evaluating the forward-looking statements. Additional factors that may cause results to differ materially from those described in the forward-looking statements are set forth in the Company’s Annual Report on Form 10–K for the fiscal year ended December 31, 2014, which was filed with the SEC on March 2, 2015, under the heading “Item 1A. Risk Factors,” and in subsequently filed Forms 10-Q and 8-K. The forward-looking statements represent the Company’s views as of the date on which such statements were made and the Company undertakes no obligation to publicly update such forward-looking statements.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are filed in accordance with the provisions of Item 601 of Regulation S-K:

Exhibit No.	Exhibit Description

2.1*	Agreement and Plan of Merger, dated as of August 20, 2015, by and among the Company, Nemo Parent, Inc. and Nemo Merger Sub, Inc.

99.1	Joint Press Release issued by the Company and Catterton, dated August 21, 2015

99.2	Letter to Employees, dated August 21, 2015, from Leonard Fluxman, President and CEO

99.3	Employee FAQs, dated August 21, 2015

99.4	Form of Customer Letter, dated August 21, 2015

*	Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEINER LEISURE LIMITED

Date: August 21, 2015	By:	/s/ Leonard I. Fluxman
		Name:	Leonard I. Fluxman
		Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Description

2.1*	Agreement and Plan of Merger, dated as of August 20, 2015, by and among the Company, Nemo Parent, Inc. and Nemo Merger Sub, Inc.

99.1	Joint Press Release issued by the Company and Catterton, dated August 21, 2015

99.2	Letter to Employees, dated August 21, 2015, from Leonard Fluxman, President and CEO

99.3	Employee FAQs, dated August 21, 2015

99.4	Form of Customer Letter, dated August 21, 2015

*	Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.